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                                                                    EXHIBIT 99.1

[*] 2001


Westpac Securitisation Management Pty Limited
Level 25
60 Martin Place
Sydney  NSW  2000


Dear Sirs

Westpac Securities Administration Limited
Global Series


We have acted for Westpac Securitisation Management Pty Limited (WSM) in connection with the preparation of the:

1.   Prospectus;

2.   form of Prospectus Supplement;

3. Registration Statement on Form S-3, File No. 333-32944 together with exhibits and any amendments to it (the Registration Statement);

4. Master Trust Deed dated 14 February 1997 between Westpac Securities Administration Limited (the Issuer Trustee) and The Mortgage Company Pty Limited, to which WSM has acceded as trust manager with respect to the Trust (the Master Trust Deed);

5.   form of Series Notice;

6.   form of Note Trust Deed between WSM, the Issuer Trustee and the Note
     Trustee;

7.   form of the Security Trust Deed;

8. form of the Agency Agreement between, among others, WSM and the Issuer Trustee; and

9. form of Servicing Agreement between Westpac Banking Corporation, the Issuer Trustee and WSM,

(collectively the Prospectus Documents) as filed by WSM with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933, as amended (the Act), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Mortgage Backed Notes (the Notes) to be issued by Westpac Securities Administration Limited, in its capacity as trustee of the trusts constituted under the Master Trust Deed (each a Trust), established from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Prospectus Supplements.
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Definitions in the Prospectus Documents apply in this opinion but Relevant
Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.   Documents

     We have examined a copy of the Prospectus Documents.

2.   Assumption

     For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.   Qualification

     Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States of America.

4.   Opinion

     Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion.

     (a) Any final and conclusive judgment of a court of the State of New York, USA, or the United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation under a Note, which is for a fixed sum of money, would be enforceable by action in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York court or the United States Federal Court, as applicable, unless:

          (i) the proceedings in the New York State court or the United States Federal Court, as applicable, involved a denial of the principles of natural justice;

          (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

          (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

          (iv)  the judgment is a penal or revenue judgment; or

          (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State Court or the United States Federal Court (as applicable).

          In particular, actions (including as original actions or actions to enforce judgments of a United States court) relating to civil liabilities predicated on Federal securities laws of the United States may not be capable of being brought in a Relevant Jurisdiction.

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     (b)  A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 and we consent to the references to our firm under the heading in the Prospectus "Enforcement of Foreign Judgments in Australia", without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.


Yours faithfully


Allens Arthur Robinson


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